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                                                                    EXHIBIT 99.1

(ALTIVA LOGO)

                                         Altiva Financial Corporation
                                         1000 Parkwood Circle
                                         6th Floor
                                         Atlanta, GA 30339

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AT THE COMPANY                     AT THE FINANCIAL RELATIONS BOARD
Champ Meyercord, Chairman & CEO    Gen'l Info:   Paula Schwartz (212) 661-8030
J. Richard Walker, EVP & CFO       Analyst Info: Regina Lenihan (212) 661-8030
(800) 550-6346                     Media Info:   Paul Del Colle (212) 661-8030
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FOR IMMEDIATE RELEASE
March 3, 2000

        ALTIVA FINANCIAL CORPORATION ANNOUNCES RAISING OF $4.0 MILLION

ATLANTA, GA, MARCH 3, 2000 -- Altiva Financial Corporation (NASDAQ Small Cap:
ATVA) announced today that it has received the balance ($4 million) of the $7 million associated with its recapitalization. The Company has also received a subscription from over 92% of its old 12% subordinated debt holders who will exchange their old notes in the principal amount of over $28 million for new secured notes in the principal amount of approximately $17 million, a portion of which will be converted into common stock, upon shareholder approval.

Champ Meyercord, Chairman and Chief Executive Officer of Altiva Financial said, "With the additional funding received, we have improved our short-term cash situation. Upon the completion of refinancing our subordinated debt, which we expect to accomplish next week, we will have significantly strengthened Altiva's balance sheet. Management can now focus on running the business to drive production to profitable levels. Long-term improvement is dependent on our ability to create and sustain consistent profitable performance."

The recapitalization referred to above is more specifically detailed as follows: Altiva Financial Corporation sold $14,000,000 principal amount of 12% Secured Convertible Senior Notes of the Company due 2006 (the "New Notes"). The consideration received for such New Notes consisted of $4.0 million in cash and the tendering to the Company of $10.0 million principal amount of previously issued 12% Secured Convertible Notes due 2006. In addition, the Company received a binding commitment from over 92% of the beneficial owners of its currently outstanding 12% Subordinated Notes due 2001 (the "Subordinated Notes") to exchange their Subordinated Notes (approximately $28,000,000) for new 12% Secured Convertible Senior Notes due 2006 (the "Exchange Notes") in the principal amount of approximately $17,000,000. Approximately one-third (1/3) of the Exchange Notes will be mandatorily convertible into the company's common stock at $1.00 per share upon shareholder approval, which is expected.

The Company also announced today that the Expiration Date for participating in the offer to exchange outstanding Subordinated Notes for new Exchange Notes has been extended to 5:00 p.m. Eastern Time on Friday, March 17, 2000; however, the Company expects to consummate the exchange with respect to the holders of 92% of the outstanding Subordinated Notes on Tuesday, March 7, 2000.

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Altiva Financial Corporation
Reports Results For The Fourth Quarter and Fiscal 1999
Page 2

Altiva Financial Corporation is a specialty financial services company that originates, purchases, sells sub-prime home equity loans, conventional home improvement loans, as well as debt consolidation loans and FHA Title I loans. The Company is headquartered in Atlanta, Georgia and maintains 20 branch offices nationwide.

To receive Altiva Financial's latest news release and other corporate documents via FAX -- NO COST -- please dial 1-800-PRO-INFO.
                             Use Company Code ATVA

              Or visit Altiva Financial's pages at WWW.FRBINC.COM.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known risks, uncertainties or other factors, which may cause actual results, performances or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors, which could affect the Company's results, reference is made to various disclosures in the Company's periodic reports, including reports on Forms 10-K, 10-Q and 8-K, as well as other documents filed with the Securities and Exchange Commission, including risks disclosed under the caption "Forward looking Statements" contained in the Form 10K filed with the Securities and Exchange Commission on December 1, 1999, as such form may be amended from time to time.

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